Exhibit # (23)



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the FNB Corporation registration statement on Form S-8 (Registration No. 333-2524) of our report dated February 2, 2001 on our audits of the consolidated financial statements of FNB Corporation and subsidiaries as of December 31, 2000 and 1999, and for the periods ended December 31, 2000, 1999, and 1998. Such report is included in the FNB Corporation 2000 Annual Report to Stockholders, which is filed as exhibit 13 to this Annual Report on Form 10-K.

We also consent to the incorporation by reference in Amendment No. 3 to the FNB Corporation registration statement on Form S-4 (Registration No. 333-46460) of our report dated February 2, 2001 on our audits of the consolidated financial statements of FNB Corporation and subsidiaries as of December 31, 2000 and 1999, and for the periods ended December 31, 2000, 1999, and 1998. Such report is included in the FNB Corporation 2000 Annual Report to Stockholders, which is filed as exhibit 13 to this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in such Amendment No. 3 to Form S-4.


                                             McLEOD & COMPANY


Roanoke, Virginia
March 15, 2001


















R:\Client folders\FNB\2000\A&A\Consent 2000 10K version 2.doc